As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-165749

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

BioScrip, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0489664
(State of Incorporation)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

BioScrip/CHS 2006 Equity Incentive Plan
(Full Title of the Plan)
_______________________

Barry A. Posner
General Counsel
BioScrip, Inc.
100 Clearbrook Road
Elmsford, NY 10523
(Name and address of agent for service)

(914) 460-1600
(Telephone number, including area code, of agent for service)
____________________

Copies to:

  E. William Bates, II
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003
(212) 556-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

   On March 25, 2010,  BioScrip, Inc. (the “Registrant”) completed its acquisition of Critical Homecare Solutions Holdings, Inc. (“CHS”) through the merger (the “Merger”) of CHS with and into Camelot Acquisition Corp., a wholly owned subsidiary of the Registrant (the “Merger Sub”).  As a result of the Merger, the separate corporate existence of CHS ceased and Merger Sub is continues as the surviving corporation of the Merger and a wholly owned subsidiary of the Company under the name “CHS Holdings, Inc.” The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of January 24, 2010, by and among the Registrant, Merger Sub, CHS, Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. (the “Merger Agreement”).  In connection with the Merger, a portion of CHS’s existing options under what currently is referred to as the BioScrip/CHS 2006 Equity Incentive Plan (the “Plan”) held by the top five executives of CHS, were converted into options for Common Stock, par value $0.0001 per share, of the Registrant (“Company Common Stock”) in accordance with the terms of the Merger Agreement and otherwise remain subject to the terms of the Plan, as amended.  All remaining in-the-money Options were cashed out in connection with the Merger. Out-of-the-money Options were cancelled at the effective time of the Merger.

The Registration Statement on Form S-8 (the “Form S-8”) amended hereby was initially filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2010 by the Registrant to register the shares of Company Common Stock issuable under the Plan, including shares underlying the converted options which remain subject to the terms of the Plan. On April 26, 2011, the board of directors of the Registrant approved and adopted an amended and restated version of the Plan (the “Amended and Restated Plan”).  The amendment effected under the Amended and Restated Plan was executed and came into effect on May 2, 2011. The Amended and Restated Plan was amended and restated so that all of the provisions of the Plan will (to the extent practicable) be the same as the corresponding provisions of the BioScrip, Inc. 2008 Equity Incentive Plan, as amended, which provides the Registrant with the ability to grant under the Plan stock appreciation rights, restricted stock units, stock grants and, solely to key employees, performance units.  This Amendment No.1 to the Form S-8 has been filed by the Registrant with the SEC to update the Exhibits to the Form S-8 to include the Amended and Restated Plan. All other Items of the Form S-8 are unaffected by this Amendment.

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2011, SEC Accession No. 0001014739-11-000012).
4.3
Amended and Restated Rights Agreement, dated as of December 3, 2002 (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 3 to the Company’s Form 8-A/A dated December 4, 2002).

4.4
First Amendment, dated as of December 13, 2006, to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated December 14, 2006, SEC Accession No. 0000950123-06-0155184).

4.5
Second Amendment, dated March 4, 2009, to the Rights Agreement, as amended on December 13, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 4, 2009, SEC Accession No. 0001014739-09-000006).

4.6
Third Amendment, dated as of January 24, 2010, to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated January 27, 2010, SEC Accession No. 0000950123-10-005446).

5.1	Opinion of Barry A. Posner*
10.1
KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.2
Amendment to the KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.3
Second Amendment to the KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.4	Third Amendment to Critical Homecare Solutions Holdings Inc. 2006 Equity Incentive Plan.*
10.5	Fourth Amendment to Critical Homecare Solutions Holdings Inc. 2006 Equity Incentive Plan.*
10.6
BioScrip/CHS 2006 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated May 2, 2011, SEC Accession No. 0001014739-11-000015).

10.7
Form of Cash-only Stock Appreciation Right Agreement (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, SEC Accession No. 0001014739-11-000006).

23.1	Consent of Ernst & Young LLP*
23.4	Consent of Barry A. Posner (included as part of Exhibit 5.1)*
_______________

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BioScrip, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on May 26, 2011.

BIOSCRIP, INC.

/s/ Barry A. Posner
By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on May 26, 2011:

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	Chief Executive Officer (Principal Executive Officer)
/s/ Mary Jane Graves Mary Jane Graves	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Patricia Bogusz Patricia Bogusz	Vice President of Finance (Principal Accounting Officer)
/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board, Director
/s/ Charlotte W. Collins Charlotte W. Collins	Director
/s/ Louis T. DiFazio, Ph.D. Louis T. DiFazio, Ph.D.	Director
/s/ Myron Z. Holubiak Myron Z. Holubiak	Director
/s/ David R. Hubers David R. Hubers	Director
/s/ Richard L. Robbins Richard L. Robbins	Director
/s/ Stuart A. Samuels Stuart A. Samuels	Director
/s/ Samuel P. Frieder Samuel P. Frieder	Director
/s/ Gordon H. Woodward Gordon H. Woodward	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2011, SEC Accession No. 0001014739-11-000012).
4.3
Amended and Restated Rights Agreement, dated as of December 3, 2002 (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 3 to the Company’s Form 8-A/A dated December 4, 2002).

4.4
First Amendment, dated as of December 13, 2006, to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated December 14, 2006, SEC Accession No. 0000950123-06-0155184).

4.5
Second Amendment, dated March 4, 2009, to the Rights Agreement, as amended on December 13, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 4, 2009, SEC Accession No. 0001014739-09-000006).

4.6
Third Amendment, dated as of January 24, 2010, to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated January 27, 2010, SEC Accession No. 0000950123-10-005446).

5.1	Opinion of Barry A. Posner*
10.1
KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.2
Amendment to the KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.3
Second Amendment to the KCHS Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to Critical Homecare Solutions Holdings Inc.’s Registration Statement on Form S-1 dated October 10, 2007, SEC Accession No. 0001193125-07-216293).

10.4	Third Amendment to Critical Homecare Solutions Holdings Inc. 2006 Equity Incentive Plan.*
10.5	Fourth Amendment to Critical Homecare Solutions Holdings Inc. 2006 Equity Incentive Plan.*
10.6
BioScrip/CHS 2006 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated May 2, 2011, SEC Accession No. 0001014739-11-000015).

10.7
Form of Cash-only Stock Appreciation Right Agreement (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, SEC Accession No. 0001014739-11-000006).

23.1	Consent of Ernst & Young LLP*
23.4	Consent of Barry A. Posner (included as part of Exhibit 5.1)*
________________

* Previously filed.